EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL
FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Caspian Services, Inc. (the “Company”) for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Indira Kaliyeva, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	May 15, 2013	By:	/s/ Indira Kaliyeva
Indira Kaliyeva
Chief Financial Officer